Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement on Form S-1 No. 333-207462 of our report dated August 6, 2015 relating to the financial statements of Ellipse Technologies, Inc. as of and for the year ended December 31, 2014, appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California

October 30, 2015